FOR IMMEDIATE RELEASE
October 17, 2005

DSA FINANCIAL CORPORATION REPORTS EARNINGS FOR THE FIRST QUARTER ENDED SEPTEMBER 30, 2005 AND DECLARES A QUARTERLY DIVIDEND.

Lawrenceburg,  Indiana - October 17, 2005 - DSA Financial  Corporation
(OTCBB: DSFN.OB) announced its financial results for the first fiscal quarter. For the quarter ended September 30, 2005, the Company recorded net earnings of $195,000 or $0.12 per share. In the quarter ended September 30, 2004, the Company reported net earnings of $208,000, or $0.13 per share.

The quarter-to-quarter decrease in earnings was attributed primarily to a $10,000, or 10%, decrease in other income and a $40,000, or 8%, increase in general, administrative and other expense, which were partially offset by a $31,000, or 4%, increase in net interest income and a $7,000, or 6%, decrease in income tax expense.

DSA Financial reported total assets of $93.0 million at September 30, 2005, total liabilities of $75.9 million, including deposits of $67.4 million and total stockholders'equity of $17.1 million.

In addition, Edward L. Fischer, President and Chief Executive Officer of DSA Financial, announced today that the Company's board of directors has declared a dividend on its common stock of $0.105 per share. The dividend is payable on November 10, 2005 to stockholders of record as of October 28, 2005.

DSA Financial Corporation is the holding company for Dearborn Savings Association, F.A., a federally chartered savings association headquartered in Lawrenceburg, Indiana. Dearborn Savings operates through its main office and one branch office.




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
                            DSA Financial Corporation
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)
                                   (Unaudited)


                                              September 30,            June 30,
        ASSETS                                         2005                2005

Cash and cash equivalents                          $  3,026              $4,043
Investment securities                                 5,229               6,214
Loans receivable                                     78,128              76,379
Other assets                                          6,612               5,893
                                                    -------             -------

        Total assets                                $92,995             $92,529
                                                    =======             =======


        LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                            $67,362             $66,891
Advances from the FHLB                                7,000               7,000
Other liabilities                                     1,559               1,405
                                                    -------             -------

        Total liabilities                            75,921              75,296

Stockholders' equity                                 17,074              17,233
                                                    -------             -------

        Total liabilities and stockholders' equity  $92,995             $92,529
                                                    =======             =======




                            DSA Financial Corporation
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                             Three months ended
                                                               September 30,
                                                       2005                2004

Total interest income                                $1,269              $1,058
Total interest expense                                  506                 326
                                                     ------              ------
        Net interest income                             763                 732

Provision for losses on loans                             7                   6
                                                     ------              ------

        Net interest income after provision for
           losses on loans                              756                 726

Other income                                             85                  95

General, administrative and other expense               531                 491
                                                     ------              ------

        Earnings before income taxes                    310                 330

Income taxes                                            115                 122
                                                     ------              ------

        NET EARNINGS                                $   195             $   208
                                                     ======              ======

        EARNINGS PER SHARE - basic and diluted         $.12                $.13
                                                        ===                 ===
